UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2004

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23747	98-0177556
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 N 34th Street, Seattle, WA 98103

(Address of principal executive offices, including zip code)

(206) 925-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(a) Amendments to Articles of Incorporation or Bylaws.

On September 9, 2004, the Board of Directors of Getty Images, Inc. (the company) approved amendments to the company’s bylaws, effective September 9, 2004. The amendments are:

•	the addition of email and facsimile as acceptable means of delivery of notices of stockholder meetings (§§2.03(b) and 2.04);

•	the elimination of references in multiple provisions to a Co-Chairman of the Board of Directors, as Getty Images currently does not have a Co-Chairman and does not anticipate having one in the future;

•	the addition of the Chief Executive Officer as an individual to whom an officer may communicate his or her resignation (§5.03(b));

•	clarification of the duties of the Chairman and the Chief Executive Officer (§§5.05(a) and 5.06), which is a result primarily of Chairman Mark Getty’s transition to Chairman from an Executive Chairman role, as reflected in Getty Images’ April 6, 2004 Proxy Statement; and

•	the transfer of oversight of the Chief Executive Officer from the Chairman to the Board of Directors (§5.06), again as a result of the changes to the Chairman’s duties discussed above.

The bylaws also have been amended to include a provision that allows the company a set off against its obligation to indemnify directors, officers, employees and agents of the company who are involved in a proceeding by reason of the fact that they are or were serving, at the company’s request, as a director, officer, employee or agent of another entity or enterprise, the amount that these individuals may collect as indemnification from that other entity or enterprise (§11.01(h)).

A copy of the bylaws, as amended, is attached hereto as Exhibit 3.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description
3.2	Bylaws of Getty Images, Inc., as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ ELIZABETH J. HUEBNER
Elizabeth J. Huebner
Senior Vice President and Chief Financial Officer

Date: September 14, 2004

EXHIBIT INDEX

Exhibit No.	Description
3.2	Bylaws of Getty Images, Inc., as amended